Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

☑  CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

Wells Fargo Bank, National Association
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

Real Mex Restaurants, Inc.
(Exact name of obligor as specified in its charter)

Delaware	13-4012902
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5660 Katella Avenue, Suite 100 Cypress, CA	90630
(Address of principal executive offices)	(Zip code)

14% Senior Secured Notes Due 2013
(Title of the indenture securities)

1 See Schedule A — List of additional obligors

SCHEDULE A

Table of Additional Registrants

	State of	Primary Standard
	Incorporation	Industrial Classification	IRS Employer
Name	of Organization	Code Number	Identification No.

Acapulco Restaurants, Inc.	Delaware	5810	13-3304897
El Torito Restaurants, Inc.	Delaware	5810	33-0197059
El Torito Franchising Company	Delaware	5810	33-0722754
El Paso Cantina, Inc.	California	5810	95-2810112
Murray Pacific	California	5810	95-3721596
TARV, Inc.	California	5810	33-0338081
ALA Design, Inc.	California	5810	95-3218584
Acapulco Restaurant of Westwood, Inc.	California	5810	13-0631162
Acapulco Restaurant of Moreno Valley, Inc.	California	5810	33-0874606
Acapulco Restaurant of Ventura, Inc.	California	5810	13-3353626
Acapulco Restaurant of Downey, Inc.	California	5810	95-4122910
Acapulco Mark Corp.	Delaware	5810	13-3923570
Real Mex Foods, Inc.	California	5810	95-3218585
CKR Acquisition Corp.	Delaware	5810	20-1738287
Chevys Restaurants, LLC	Delaware	5810	20-1892992
RM Restaurant Holding Corp.	Delaware	5810	20-5392217

The address, including zip code, of the principal offices of the additional registrants listed above is: 5660 Katella Avenue, Suite 100, Cypress, California 90630; and the telephone number at that address is (562) 346-1200.

ITEM 1. GENERAL INFORMATION. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Treasury Department
Washington, D.C.
Federal Deposit Insurance Corporation
Washington, D.C.
Federal Reserve Bank of San Francisco
San Francisco, California 94120
(b)	Whether it is authorized to exercise corporate trust powers.
The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

ITEM 15. FOREIGN TRUSTEE. Not applicable.

ITEM 16. LIST OF EXHIBITS. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1	.	A copy of the Articles of Association of the trustee now in effect.*
Exhibit 2	.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**
Exhibit 3	.	See Exhibit 2
Exhibit 4	.	Copy of By-laws of the trustee as now in effect.***
Exhibit 5	.	Not applicable.
Exhibit 6	.	The consent of the trustee required by Section 321(b) of the Act.
Exhibit 7	.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
Exhibit 8	.	Not applicable.
Exhibit 9	.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of file number 022-28721.

***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on the 17th day of August 2009.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/  Maddy Hall
Maddy Hall
Vice President

EXHIBIT 6

August 17, 2009

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/  Maddy Hall
Maddy Hall
Vice President

EXHIBIT 7

Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business June 30, 2009, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions

ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$11,493
Interest-bearing balances		1,906
Securities:
Held-to-maturity securities		0
Available-for-sale securities		104,426
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		255
Securities purchased under agreements to resell		1,553
Loans and lease financing receivables:
Loans and leases held for sale		32,219
Loans and leases, net of unearned income	328,138
LESS: Allowance for loan and lease losses	9,887
Loans and leases, net of unearned income and allowance		318,251
Trading Assets		9,021
Premises and fixed assets (including capitalized leases)		4,256
Other real estate owned		1,398
Investments in unconsolidated subsidiaries and associated companies		428
Direct and indirect investments in real estate ventures		62
Intangible assets
Goodwill		11,487
Other intangible assets		16,326
Other assets		26,540

Total assets		$539,621

		Dollar Amounts
		In Millions

LIABILITIES
Deposits:
In domestic offices		$325,417
Noninterest-bearing	80,231
Interest-bearing	245,186
In foreign offices, Edge and Agreement subsidiaries, and IBFs		77,411
Noninterest-bearing	1,201
Interest-bearing	76,210
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		10,243
Securities sold under agreements to repurchase		4,293
Trading liabilities		5,930
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		23,653
Subordinated notes and debentures		15,714
Other liabilities		27,200

Total liabilities		$489,861

EQUITY CAPITAL
Perpetual preferred stock and related surplus		0
Common stock		520
Surplus (exclude all surplus related to preferred stock)		30,594
Retained earnings		19,594
Accumulated other comprehensive income		(1,133)
Other equity capital components		0

Total bank equity capital		49,575
Noncontrolling (minority) interests in consolidated subsidiaries		185

Total equity capital		49,760

Total liabilities, and equity capital		$539,621

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Howard I. Atkins
EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf                    Directors
Carrie Tolstedt
Michael Loughlin